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                                                                     EXHIBIT 5.1

                 OPINION OF HELLER EHRMAN WHITE & MCAULIFFE LLP

December 19, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to Symantec Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities Exchange Commission on or about December 19, 2000 for the purposes of registering under the Securities Act of 1933, as amended, 11,892,222 shares of its Common Stock, $0.01 par value (the "Shares"), issuable under the AXENT Technologies, Inc. 1999 Incentive Stock Plan, AXENT Technologies, Inc. 1998 Incentive Stock Plan, AXENT Technologies, Inc. 1996 Amended and Restated Stock Option Plan, AXENT Technologies, Inc. 1996 Amended and Restated Directors' Stock Option Plan, AXENT Technologies, Inc. Amended and Restated 1991 Stock Option Plan, AXENT Technologies, Inc. 1998 Exchange Option Plan, AXENT Technologies, Inc. 1999 PassGo Technologies Exchange Option Plan, AXENT Technologies, Inc. Internet Tools 1997 Equity Incentive Plan, AssureNet Pathways, Inc., Restated 1982 Stock Option Plan Assumed by AXENT Technologies, Inc., AXENT Technologies, Inc. 1998 Employee Stock Purchase Plan, Symantec Corporation 1996 Equity Incentive Plan, as amended and Symantec Corporation 1998 Employee Stock Purchase Plan, as amended (collectively, the "Plans").

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

        In rendering our opinion, we have examined the following records, documents and instruments:

        (a) The Restated Certificate of Incorporation of the Company, certified by the Delaware Secretary of State as of December 15, 2000, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

        (b) The Amended and Restated Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (c) A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of Delaware as of December 15, 2000;

        (d) A Certificate of Status Foreign Corporation issued by the Secretary of State of the State of California as of December 15, 2000;

        (e) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and shareholders of the Company relating to the Shares, and the Registration Statement, and (ii) certifying as to certain factual matters;



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        (f)     The Registration Statement;

        (g)     The Plans; and

        (h) A letter from EquiServe, the Company's transfer agent, dated December 14, 2000, as to the number of shares of the Company's Common Stock that were outstanding on December 13, 2000.

        This opinion is limited to the federal law of the United States of America and the Delaware General Corporation Law, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        Based on the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Plans is paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration, (iii) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued by the Company, will be validly issued, fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/Heller Ehrman White & McAuliffe LLP